EXHIBIT 23.2

                   [LETTERHEAD OF ALAN M. WILSON & ASSOCIATES]






February 28, 2003



                              CONSENT OF APPRAISER

            We consent to the inclusion in any form (whether in paper or digital format, including any electronic media such as CD-ROM) of the prospectus supplement relating to the GS Mortgage Securities Corporation II commercial mortgage pass-through certificates, Series 2003-C1, of our appraisal with respect to the property or properties listed on the attached annex, and we consent to the reference to our firm in such prospectus supplement.


Alan M. Wilson & Associates

By: /s/ Alan M. Wilson
    --------------------------
Name:  Alan M. Wilson
Title: Owner


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                                     Annex A

                                  The Aventine